_______________________________________________________________


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549
                          _________

                          FORM 8-K

                       CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the

             Securities Exchange Act of 1934


              Date of Report:  May 18, 1999
            (Date of earliest event reported)


              JOHN DEERE CAPITAL CORPORATION
     (Exact name of registrant as specified in charter)

                          DELAWARE
         (State or other jurisdiction of incorporation)

                           1-6458
                  (Commission File Number)

                         36-2386361
              (IRS Employer Identification No.)

                          Suite 600
                First Interstate Bank Building
                     1 East First Street
                     Reno, Nevada  89501
      (Address of principal executive offices and zip code)

                       (702) 786-5527
      (Registrant's telephone number, including area code)

             _______________________________________
(Former name or former address, if changed since last report.)

_______________________________________________________________

Item 5.    Other Information Events.

    John Deere Capital Corporation's net income was $36.5 million in the second quarter and $73.9 million for the first six months of 1999, compared with $32.9 million and $63.5 million for the same periods last year. The 1999 second quarter and year-to-date results benefited from higher income on an 8 percent increase in the average balance of receivables and leases financed during the first six months and a reduction in leverage position, partially offset by higher operating expenses. In addition, year-to-date results benefited from higher gains on the sales of retail notes.

   	Net receivables and leases financed by John Deere Capital Corporation were $7.690 billion at April 30, 1999, compared with $6.812 billion one year ago. The increase resulted from acquisitions exceeding collections during the last 12 months and the consolidation of the portfolio of its subsidiary, John Deere Credit Limited in Gloucester, England, pursuant to the recently announced acquisition of a controlling interest. This was partially offset by the previously mentioned retail note sales during the same period.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              (99)   Press release and additional
                     information of Deere & Company.

                          Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                JOHN DEERE CAPITAL CORPORATION



                                By:    /s/ Frank S. Cottrell
                                       _________________________
                                       Frank S. Cottrell,
                                       Secretary


Dated:  May 18, 1999

                        Exhibit Index




Number and Description of Exhibit


(99) Press release and additional information of Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated May 18, 1999, file number 1-4121).